EXHIBIT 10.1


                            AGREEMENT


          THIS AGREEMENT ("Agreement") made as of the 1st day of January, 1997, between PEOPLES FINANCIAL SERVICES CORP., a
Pennsylvania corporation ("Peoples"), and JOHN W. ORD (the
"Executive").

                           WITNESSETH:

          WHEREAS, Peoples is engaged in the business of a bank holding company and is the owner of all the issued and outstanding capital stock of Peoples National Bank of Susquehanna
County (the "Bank"); and

          WHEREAS, Peoples and the Executive desire to enter into an agreement regarding, among other things, the continued employment of the Executive by Peoples.

                           AGREEMENT:

          NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. Employment. Peoples hereby employs the Executive, and the Executive hereby accepts employment with Peoples, on the terms and conditions set forth in this Agreement.

          2. Duties of Executive. The Executive shall perform and discharge well and faithfully such duties as an executive officer of Peoples as may be assigned to the Executive from time to time by the Board of Directors of Peoples. The Executive shall be employed as President and Chief Executive Officer of Peoples, and shall hold such additional titles as may be given to him from time to time by the Board of Directors of Peoples, the Bank, and any companies affiliated with Peoples. The Executive shall devote his full time, attention and energies to the business of Peoples and its affiliated companies and shall not, during the Employment Period (as defined in Section 3 hereof), be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that this Section 2 shall not be construed as preventing the Executive from (a) investing the Executive's personal assets, (b) acting as a member of the Board of Directors of any other corporation or as a member of the Board of Trustees of any other organization, provided no such corporation or organization is a direct or indirect competitor of Peoples or any of its affiliated companies, or (c) being involved in any other activity with the prior approval of the Board of Directors of Peoples. In the event of any reduction in title or a reduction in the Executive's responsibilities or authority, including such responsibilities and authority as the same may be increased at any time during the term of this Agreement, or the assignment to the Executive of duties inconsistent with the Executive's status as President and Chief Executive Officer of Peoples, then the Executive may resign at any time thereafter during the term of this Agreement and prior to the occurrence of a Change in Control, in which case Executive shall be entitled to receive the amounts and benefits set forth in Section 7 hereof.

          3. Term of Employment. The Executive's employment under this Agreement shall be for a period (the "Employment Period") commencing upon the date of this Agreement and ending at the end of the term of this Agreement pursuant to Section 17 hereof, unless the Executive's employment sooner terminates in accordance with Section 5 hereof or one of the following provisions:

               (a)  The Executive's employment under this
Agreement may be terminated at any time during the Employment Period for "Cause" (as herein defined), by action of the Board of Directors of Peoples, upon giving notice of such termination to the Executive at least fifteen (15) days prior to the date upon which such termination shall take effect. As used in this Agreement, "Cause" means any of the following events:

                    (i)  the Executive is convicted of or enters
     a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Executive for a period of forty-five (45) consecutive days;

                    (ii)  the Executive willfully fails to follow
     the lawful, good faith instructions of the Board of Directors of Peoples after the Executive's receipt of written notice of such instructions, other than a failure resulting from the Executive's incapacity because of physical or mental illness; or

                    (iii)  any government regulatory agency
     orders that Peoples terminate the employment of the Executive or relieve him of his duties.

Notwithstanding the foregoing, the Executive's employment under this Agreement shall not be deemed to have been terminated for "Cause" under Section 3(a)(i) or 3(a)(ii) above if such termination took place solely as a result of:

                    (i) questionable judgment on the part of the Executive;

                    (ii)  any act or omission believed by the
     Executive, in good faith, to have been in, or not opposed to, the best interests of Peoples or its affiliated companies; or

                    (iii)  any act or omission in respect of
     which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Charter or Bylaws of Peoples (or its affiliates) or the directors' and officers' liability insurance of Peoples (or its affiliates), in each case as in effect at the time of such act or omission.

If the Executive's employment is terminated under the provisions of this Section 3(a), then all rights of the Executive under
Section 4 hereof shall cease as of the effective date of such termination.

               (b)  The Executive's employment under this
Agreement may be terminated at any time during the Employment Period without "Cause" (as defined in Section 3(a) hereof), by action of the Board of Directors of Peoples, upon giving notice of such termination to the Executive at least thirty (30) days prior to the date upon which such termination shall take effect. If the Executive's employment is terminated under the provisions of this Section 3(b), then the Executive shall be entitled to receive the compensation and benefits set forth in Section 6 or
Section 7 hereof, whichever shall be applicable.

               (c)  If the Executive retires or dies, the
Executive's employment under this Agreement shall be deemed terminated as of the date of the Executive's retirement or death, and all rights of the Executive under Section 4 hereof shall cease as of the date of such termination. Any benefits thereafter payable to the Executive shall be determined in accordance with the retirement, insurance and benefit programs of Peoples (and its affiliates) then in effect. Notwithstanding the preceding two sentences, if the Executive dies after a Notice of Termination (as defined in Section 5(a) of this Agreement) is delivered by the Executive, he shall be entitled to the termination benefits otherwise provided herein, and the provisions of Section 16(b) shall apply.

               (d)  If the Executive is incapacitated by
accident, sickness, or otherwise so as to render the Executive mentally or physically incapable of performing the services required of the Executive under Section 2 of this Agreement for a continuous period of six (6) months, then, upon the expiration of such period or at any time thereafter, by action of the Board of Directors of Peoples, the Executive's employment under this Agreement may be terminated immediately upon giving the Executive notice to that effect. If the Executive's employment is terminated under the provisions of this Section 3(d), then all rights of the Executive under Section 4 hereof shall cease as of the last business day of the week in which such termination occurs. Any benefits thereafter payable to the Executive shall be determined in accordance with the retirement, insurance and benefit programs of Peoples (and its affiliates) then in effect.

          4.   Employment Period Compensation.

               (a)  Salary.  For services performed by the
Executive under this Agreement, Peoples shall pay (or cause to be paid) to the Executive a salary, during the Employment Period, at the rate of One Hundred Thousand Dollars ($100,000.00) per year, payable at the same times as salaries are payable to other executive employees of Peoples. Peoples may, from time to time, increase the Executive's salary, and any and all such increases shall be deemed to constitute amendments to this Section 4(a) to reflect the increased amounts, effective as of the dates established for such increases by the Board of Directors of Peoples in the resolutions authorizing such increases.

               (b)  Bonus.  For services performed by the
Executive under this Agreement, Peoples shall pay (or cause to be paid) to the Executive a bonus, during the Employment Period, in such amounts and at such times, annually, as is provided in such executive incentive plan for the Executive as shall be approved by the Board of Directors of Peoples and in effect from time to time. In addition, Peoples may, from time to time, pay such other bonus or bonuses to the Executive as Peoples, in its sole discretion, deems appropriate. The payment of any such bonuses shall not reduce or otherwise affect any other obligation of Peoples to the Executive provided for in this Agreement.

               (c) Other Benefits. Peoples will provide (or cause to be provided) the Executive, during the Employment Period, with insurance, vacation, pension, and other fringe benefits in the aggregate not less favorable than those received by other executive employees of Peoples or the Bank.

               (d) Salary Deferral. The Executive may request that the payment of any portion of his base salary for any calendar year be deferred. Such request must be made in writing to Peoples before the beginning of such calendar year and must include the period of deferral requested by the Executive (the "Deferral Period"). If the Board of Directors of Peoples approves such request, the Executive shall be entitled to receive, at the end of the Deferral Period, the deferred portion of his base salary plus interest, which interest shall be computed by reference to an annual interest rate determined each year by the Board of Directors of Peoples. Any salary which is deferred as described herein shall be credited to an account on the books of Peoples established in the name of the Executive. However, this account need not be funded, and Peoples shall not be deemed to be a trustee for the Executive with respect to any deferred salary. The liabilities of Peoples to the Executive hereunder are those of a debtor pursuant to such contractual obligations as are created by this Agreement. No liabilities of Peoples which arise under this Section 4(d) shall be deemed to be secured by any pledge or other encumbrance on any property of Peoples. Peoples shall not be required to segregate any funds representing such deferred salary, and nothing herein shall be construed as providing for such segregation.

          5.   Resignation of the Executive for Good Reason.

               (a) The Executive may resign for "Good Reason" (as herein defined) during the three-year period following a "Change in Control" (as defined in Section 5(b) hereof), as hereinafter set forth. As used in this Agreement, "Good Reason" means any of the following:

                    (i) any reduction in title or a reduction in the Executive's responsibilities or authority with respect to Peoples, including such responsibilities and authority as the same may be increased at any time during the term of this Agreement, or the assignment to the Executive of duties inconsistent with the Executive's status as President and Chief Executive Officer of Peoples;

                    (ii)  any reassignment of the Executive which
     requires the Executive to move his principal residence;

                    (iii)  any removal of the Executive from
     office or any adverse change in the terms and conditions of the Executive's employment, except for any termination of the Executive's employment under the provisions of
     Section 3(a) hereof;

                    (iv)  any reduction in the Executive's annual
     base salary as in effect on the date hereof or as the same may be increased from time to time;

                    (v)  any failure of Peoples to provide the
     Executive with benefits at least as favorable as those enjoyed by the Executive under any of the pension, life insurance, medical, health, accident, disability or other employee benefit plans of Peoples (or any affiliated company) in which the Executive participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control, unless such reduction is part of a reduction applicable to all employees;

                    (vi)  any failure to obtain a satisfactory
     agreement from any successor to assume and agree to perform under this Agreement, as contemplated in Section 16(a) hereof;

                    (vii)  any material change in the legal
     relationship between Peoples and the Bank; or

                    (viii)  any material breach of this Agreement
     on the part of Peoples.

At the option of the Executive, exercisable by the Executive within one hundred twenty (120) days after the occurrence of each and every of the foregoing events of "Good Reason" (or within ninety (90) days after the occurrence of a Change in Control if such event occurs before such Change in Control), the Executive may resign from employment under this Agreement by delivering a notice in writing (the "Notice of Termination") to Peoples, and the provisions of Section 6 hereof shall thereupon apply.

               (b)  As used in this Agreement, "Change in
Control" means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and in force on the date hereof, whether or not Peoples is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if:

                    (i)  any "person" (including a group acting
     in concert, as the term "person" is defined in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) becomes the "beneficial owner" (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of Peoples representing more than 19.9% of the combined voting power of Peoples' securities then outstanding;

                    (ii) there occurs a merger, consolidation or other business combination or reorganization to which Peoples or the Bank is a party, whether or not approved in advance by the Board of Directors of Peoples or the Bank (as the case may be) in which the members of the Board of Directors of Peoples or the Bank (as the case may be) immediately preceding the consummation of such transaction do not constitute a majority of the members of the Board of Directors of the resulting corporation and of any parent corporation thereof immediately after the consummation of such transaction;

                    (iii)  there occurs a sale, exchange,
     transfer, or other disposition of substantially all of the assets of Peoples or the Bank to another entity, which is not approved in advance by the Board of Directors of Peoples;

                    (iv)  there occurs a contested proxy
     solicitation of the stockholders of Peoples that results in the contesting party obtaining the ability to elect candidates to a majority of the positions on Peoples' Board of Directors next up for election; or

                    (v)  there occurs a tender offer for the
     shares of voting securities of Peoples that results in the tender offeror obtaining securities representing more than 19.9% of the combined voting power of Peoples' securities then outstanding.

          6. Rights in Event of Certain Termination of Employment After Change in Control. In the event that Executive resigns from employment for Good Reason following a Change in Control, by delivery of a Notice of Termination to Peoples, or Executive's employment is involuntarily terminated by Peoples without Cause after a Change in Control, Peoples shall pay (or cause to be paid) to the Executive in cash, within twenty (20) days following termination, an amount equal to 2.99 times his "base amount" (within the meaning of Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), calculated as though the occurrence of the Change in Control were an event described in Code Section 280G(b)(2)(A)(i). Notwithstanding the preceding sentence, in the event the lump sum payment described in the preceding sentence, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such lump sum shall be reduced to the extent necessary to avoid such imposition.

          7. Rights in Event of Certain Termination of Employment in Absence of Change in Control. In the event that Executive's employment is involuntarily terminated by Peoples without Cause and no Change in Control shall have occurred at the date of such termination, Peoples shall pay (or cause to be paid) to the Executive in cash, within twenty (20) days following termination, an amount equal to 2.0 times the highest sum of
(i) his taxable federal compensation reported on Form W-2 during each of the immediately preceding three (3) calendar years, and
(ii) all amounts excluded from such compensation during the relevant calendar year by reason of Section 4(d) hereof, Code
Section 125, and Code Section 401(k). Notwithstanding the preceding sentence, in the event the lump sum payment described in the preceding sentence, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such lump sum shall be reduced to the extent necessary to avoid such imposition. Notwithstanding anything herein to the contrary, this section shall apply to the resignation of Executive by reason of the occurrence of an event, described in the last sentence of Section 2 hereof, more than three (3) years following a Change in Control.

          8.   Covenant Not to Compete.

               (a)  The Executive hereby acknowledges and
recognizes the highly competitive nature of the business of Peoples and the Bank and accordingly agrees that, during and for the applicable period set forth in Section 8(c) hereof, the Executive shall not:

                    (i)  Be engaged, directly or indirectly,
     either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation, or enterprise engaged, in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which Peoples or any of its subsidiaries is engaged during the Employment Period, in any county in which, at any time during the Employment Period or at the date of termination of the Executive's employment, a branch, office or other facility of Peoples or any of its subsidiaries is located, or in any county contiguous to such a county, including contiguous counties located outside of the Commonwealth of Pennsylvania (the "Non-Competition Area"); or

                    (ii)  Provide financial or other assistance
     to any person, firm, corporation, or enterprise engaged in
     (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which Peoples or any of its subsidiaries is engaged during the Employment Period, in the Non-Competition Area.

               (b) It is expressly understood and agreed that, although the Executive and Peoples consider the restrictions contained in Section 8(a) hereof reasonable for the purpose of preserving for Peoples and its subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 8(a) hereof is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of Section 8(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

               (c) The provisions of this Section 8 shall be applicable commencing on the date of this Agreement and ending on one of the following dates, as applicable:

                    (i) if the Executive's employment terminates in accordance with the provisions of Section 3 (other than Section 3(a)) or Section 17 hereof, the effective date of termination of employment;

                    (ii)  if the Executive's employment
     terminates in accordance with the provisions of Section 3(a) hereof or the Executive voluntarily terminates his employment other than in accordance with the provisions of
     Section 5 hereof (or the last sentence of Section 2 or Section 7), the first anniversary date of the effective date of termination of employment; or

                    (iii)  if the Executive voluntarily
     terminates his employment in accordance with the provisions of Section 5 hereof (or the last sentence of Section 2 or Section 7), the effective date of termination of employment.

          9. Arbitration. Peoples and the Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution to the American Arbitration Association (the "Association") in Philadelphia, Pennsylvania. Peoples, or the Executive, may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the rules of the Association. The Association shall designate a single arbitrator to conduct the proceeding, but Peoples, and the Executive, may, as a matter of right, require the substitution of a different arbitrator chosen by the Association. Each such right of substitution may be exercised only once. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Peoples, and the Executive, shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein. Notwithstanding the preceding provisions of this section, in the event any such provision is in conflict with a rule or policy of the Association, the arbitration proceeding shall be governed by such rule or policy.

          10. Legal Expenses. Peoples shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive in seeking in good faith to obtain or enforce any right or benefit provided by this Agreement, provided that any action or proceeding is not summarily decided against the Executive.

          11. Mitigation of Damages. The Executive shall not be required to mitigate the amount of any payment provided for in
Section 6 or Section 7 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in
Section 6 or Section 7 be reduced by any compensation earned by the Executive as the result of employment by another employer or by reason of the Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise; provided, however, that the payments provided for in Section 6 or Section 7 shall be reduced by the amount actually received by the Executive under any severance policy of Peoples then in effect.

          12. Notices. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the residence of the Executive, in the case of notices to the Executive, and to the principal office of Peoples, in the case of notices to Peoples.

          13. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an executive officer of Peoples specifically designated by the Board of Directors of Peoples. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          14. Assignment. This Agreement shall not be assignable by either party hereto, except by Peoples to any successor in interest to the business of Peoples.

          15. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement.

          16.  Successors, Binding Agreement.

               (a) Peoples will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Peoples to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Peoples would be required to perform it if no such succession had taken place. Failure by Peoples to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of
Section 6 hereof shall apply. As used in this Agreement, "Peoples" shall mean Peoples as hereinbefore defined and any successor to the respective business and/or assets of Peoples which assumes and agrees to perform this Agreement by operation of law or otherwise.

               (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die after a Notice of Termination is delivered by the Executive and any amounts would be payable to the Executive under this Agreement if the Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is none, to the Executive's estate.

          17.  Termination.

               (a) Unless the Executive's employment terminates pursuant to the provisions of Section 3 or Section 5 hereof (or the last sentence of Section 2 or Section 7), the term of this Agreement shall:

                    (i)  initially be a term commencing as of
     January 1, 1997, and ending on December 31, 1999; and

                    (ii)  be automatically extended to provide
     for a three (3) year term, annually, on January 1, 1998, and again on January 1 of each year thereafter, effective as of such respective dates, unless either (1) Peoples or (2) the Executive shall have given written notice of nonextension of the term of this Agreement to the other at least ninety
     (90) days before the date of any such extension.

               (b) Any termination of the Executive's employment under this Agreement or of this Agreement shall not affect the provisions of Sections 6 or 7 hereof which shall survive any such termination and remain in full force and effect in accordance with their respective terms.

          18. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          19. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

          20. Headings. The headings of the sections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

          21. Termination of Prior Agreements. Upon the execution and delivery of this Agreement by the parties hereto, any prior agreement relating to the subject matter hereof shall be automatically terminated and be of no further force or effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              PEOPLES FINANCIAL SERVICES CORP.

                              By_________________________________
                               (Executive/Senior) Vice President
(SEAL)

                              Attest:____________________________
                                         (Assistant) Secretary

                                             ("Peoples")

Witness:

__________________________    _____________________________(SEAL)
                              John W. Ord

                                             ("Executive")